Exhibit 99.1
FLEETCOR Reports Third Quarter 2019 Financial Results

PEACHTREE CORNERS, Ga., November 6, 2019 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its third quarter of 2019.

“The third quarter was another great quarter for the Company. During the quarter, our revenues and profits finished above our expectations, with adjusted net income per diluted share of $3.10, which was $0.05 above the midpoint of our guidance for the quarter. Organic revenue growth was 11% overall, driven by strong double digit growth rates in corporate payments, tolls and lodging, in addition to the fuel category, which finished up 10%,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “In early October we completed a tuck-in acquisition in our lodging business, which will broaden our business into the airline segment and adds international hotel coverage and capabilities. In addition, we have plenty of liquidity to pursue other acquisition opportunities as well as share buy backs.”

Financial Results for Third Quarter of 2019:

GAAP Results

•	Total revenues increased 10% to $681.0 million in the third quarter of 2019, compared to $619.6 million in the third quarter of 2018.

•
Net income increased 43% to $225.8 million in the third quarter of 2019, compared to $157.7 million in the third quarter of 2018. The third quarter of 2018 results included a $23 million true-up charge to income taxes related to the transition tax liability originally recorded at the end of 2017 in connection with US tax reform.

•
Net income per diluted share increased 46% to $2.49 in the third quarter of 2019, compared to $1.71 per diluted share in the third quarter of 2018. The third quarter of 2018 results included a true-up to income taxes related to the transitional tax adjustment for the US tax reform in 2017 of approximately $0.26.

Non-GAAP Results1

•	Adjusted net income[1] increased 14% to $280.6 million in the third quarter of 2019, compared to $246.6 million in the third quarter of 2018.

•	Adjusted net income per diluted share[1] increased 16% to $3.10 in the third quarter of 2019, compared to $2.68 per diluted share in the third quarter of 2018.

Fiscal-Year 2019 Outlook:

“The macro-economic environment was mixed in the quarter and overall came in worse than assumptions used in developing our prior guidance. We believe it negatively impacted revenues in the quarter by approximately $2 million to $3 million. Foreign exchange rates came in worse than expected, which were partially offset by more favorable spreads and fuel price in the quarter,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “We are raising our fiscal year adjusted net income per diluted share guidance by $0.05 to reflect the outperformance versus our expectations for the quarter.”

“For the fourth quarter, we expect that the macro environment will continue to be unfavorable versus assumptions used in our prior guidance and will negatively impact fourth quarter revenue by approximately $10 million. We expect that unfavorable foreign exchange rates will continue in the fourth quarter and will be offset by the Travelliance acquisition,” concluded Mr. Dey.

For fiscal year 2019, FLEETCOR Technologies, Inc.'s updated financial guidance is as follows:

•	Total revenues to be between $2,640 million and $2,660 million;

•	GAAP net income to be between $880 million and $900 million;

•	GAAP net income per diluted share to be between $9.80 and $9.90;

•	Adjusted net income to be between $1,050 million and $1,070 million; and

•	Adjusted net income per diluted share to be between $11.68 and $11.78.

FLEETCOR’s guidance assumptions for the fourth quarter of 2019 are as follows:

•	Weighted fuel prices equal to $2.73 per gallon average in the U.S. for the fourth quarter;

•	Market spreads well below the fourth quarter of 2018;

•	Foreign exchange rates equal to the month of September 2019 average;

•	Interest expense between $150 million and $155 million for the fiscal year;

•	Approximately 90.3 million fully diluted shares outstanding for 2019;

•	An adjusted tax rate of approximately 23% for the full year; and

•	No impact related to acquisitions or material new partnership agreements not already disclosed.
______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.
Share Repurchase Program

The Company’s board of directors authorized an increase in the size of the Company’s previously announced share repurchase program by an additional $1.0 billion of common stock and extended the program by three years. With the increase, and giving effect to the Company’s $1.611 billion of previous repurchases, the Company may repurchase up to $1.489 billion of its common stock at any time prior to February 1, 2023.

Conference Call

The Company will host a conference call to discuss third quarter 2019 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, SVP investor relations. The conference call can be accessed live over the phone by dialing (855) 327-6838, or for international callers (631) 891-4304. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 10007998. The replay will be available until Tuesday, November 13, 2019. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations, assumptions and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macroeconomic conditions, including fuel prices, fuel price spreads and foreign exchange rates, impact of the Tax Act, our expectations regarding future growth, including future revenue and earnings increases; our growth plans and opportunities, including future acquisitions, estimated returns on future acquisitions and future product expansion, and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic and political conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership and customer agreements or acquisitions and to successfully integrate or otherwise achieve anticipated benefits from such partnerships and customer arrangements or acquired businesses; failure to successfully expand business internationally, other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union, risks related to litigation, the impact of new tax regulations and the resolution of tax contingencies resulting in additional tax liabilities; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements as a result of new information, future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, and (c) other non-recurring items, such as the impact of the Tax Act, impairment of investment, asset write-offs, restructuring costs, gains and related taxes due to disposition of assets and a business, loss on extinguishment of debt, legal settlements, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments to, or on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018¹	2019	2018¹
Revenues, net	$681,048	$619,586	$1,949,967	$1,790,070
Expenses:
Processing	135,016	128,400	384,588	356,086
Selling	51,790	44,806	152,907	135,926
General and administrative	98,050	98,058	297,618	284,858
Depreciation and amortization	67,347	67,267	205,700	207,379
Other operating, net	(296)	(35)	(1,480)	(140)
Operating income	329,141	281,090	910,634	805,961
Investment loss	—	7,147	15,660	7,147
Other (income) expense, net	(120)	303	628	465
Interest expense, net	36,504	36,072	115,088	100,287
Total other expense	36,384	43,522	131,376	107,899
Income before income taxes	292,757	237,568	779,258	698,062
Provision for income taxes	66,952	79,874	119,695	188,579
Net income	$225,805	$157,694	$659,563	$509,483
Basic earnings per share	$2.61	$1.78	$7.64	$5.72
Diluted earnings per share	$2.49	$1.71	$7.33	$5.50
Weighted average shares outstanding:
Basic shares	86,662	88,456	86,332	89,126
Diluted shares	90,522	92,081	89,976	92,671
1Reflects reclassifications from previously disclosed amounts to conform to current presentation.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2019[1]	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,058,762	$1,031,145
Restricted cash	407,115	333,748
Accounts and other receivables (less allowance for doubtful accounts of $64,663 at September 30, 2019 and $59,963 at December 31, 2018, respectively)	1,703,998	1,425,815
Securitized accounts receivable — restricted for securitization investors	992,000	886,000
Prepaid expenses and other current assets	278,132	199,278
Total current assets	4,440,007	3,875,986
Property and equipment, net	185,522	186,201
Goodwill	4,707,383	4,542,074
Other intangibles, net	2,315,645	2,407,910
Investments	26,250	42,674
Other assets	239,387	147,632
Total assets	$11,914,194	$11,202,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,375,929	$1,117,649
Accrued expenses	290,957	261,594
Customer deposits	957,667	926,685
Securitization facility	992,000	886,000
Current portion of notes payable and lines of credit	173,214	1,184,616
Other current liabilities	189,170	118,669
Total current liabilities	3,978,937	4,495,213
Notes payable and other obligations, less current portion	3,307,480	2,748,431
Deferred income taxes	457,174	491,946
Other noncurrent liabilities	270,293	126,707
Total noncurrent liabilities	4,034,947	3,367,084
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 124,174,639 shares issued and 86,770,906 shares outstanding at September 30, 2019; and 123,035,859 shares issued and 85,845,344 shares outstanding at December 31, 2018	123	123
Additional paid-in capital	2,503,590	2,306,843
Retained earnings	4,477,219	3,817,656
Accumulated other comprehensive loss	(1,114,678)	(913,858)
Less treasury stock, 37,403,733 shares at September 30, 2019 and 37,190,515 shares at December 31, 2018	(1,965,944)	(1,870,584)
Total stockholders’ equity	3,900,310	3,340,180
Total liabilities and stockholders’ equity	$11,914,194	$11,202,477

[1] Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2019¹	2018
Operating activities
Net income	$659,563	$509,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46,393	38,174
Stock-based compensation	46,120	54,207
Provision for losses on accounts receivable	54,735	43,520
Amortization of deferred financing costs and discounts	3,741	4,035
Amortization of intangible assets and premium on receivables	159,307	169,204
Deferred income taxes	11,142	(6,334)
Investment loss	15,660	7,147
Other non-cash operating income	(1,778)	(140)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(472,378)	(640,859)
Prepaid expenses and other current assets	(77,836)	(19,618)
Other assets	(26,578)	(19,922)
Accounts payable, accrued expenses and customer deposits	373,044	416,483
Net cash provided by operating activities	791,135	555,380
Investing activities
Acquisitions, net of cash acquired	(334,860)	(3,799)
Purchases of property and equipment	(48,681)	(56,312)
Other	—	(11,192)
Net cash used in investing activities	(383,541)	(71,303)
Financing activities
Proceeds from issuance of common stock	117,627	48,322
Repurchase of common stock	(59,362)	(380,651)
Borrowings on securitization facility, net	106,000	120,000
Deferred financing costs paid and debt discount	(2,421)	(166)
Proceeds from notes payable	700,000	—
Principal payments on notes payable	(97,313)	(103,500)
Borrowings from revolver	965,709	834,019
Payments on revolver	(1,992,296)	(897,861)
Borrowings on swing line of credit, net	1,775	23,735
Other	(189)	(230)
Net cash used in financing activities	(260,470)	(356,332)
Effect of foreign currency exchange rates on cash	(46,140)	(70,065)
Net increase in cash and cash equivalents and restricted cash	100,984	57,680
Cash and cash equivalents and restricted cash, beginning of period	1,364,893	1,130,870
Cash and cash equivalents and restricted cash, end of period	$1,465,877	$1,188,550
Supplemental cash flow information
Cash paid for interest	$136,850	$113,785
Cash paid for income taxes	$148,727	$162,563

[1]Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$225,805	$157,694	$659,563	$509,483

Stock based compensation	15,273	20,702	46,120	54,207
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	52,907	55,482	163,048	173,239
Impairment of investment	—	7,147	15,660	7,147
Legal settlements	—	—	3,474	—
Restructuring costs	—	481	—	3,917
Unauthorized access impact	—	322	—	2,065
Total pre-tax adjustments	68,180	84,134	228,302	240,575
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(15,177)	(17,977)	(49,023)	(54,904)
Impact of investment sale, other discrete item and tax reform [2]	1,782	22,731	(63,098)	22,731
Adjusted net income	$280,589	$246,582	$775,744	$717,885
Adjusted net income per diluted share	$3.10	$2.68	$8.62	$7.75
Diluted shares	90,522	92,081	89,976	92,671

[1] Excludes the results of the Company's investments on our effective tax rate, as results from our investments are reported within the consolidated statements of income on a post-tax basis and no tax-over-book outside basis differences related to our investments reversed during the periods. Also excludes impact of a Section 199 tax adjustment related to a prior tax year on the 2019 effective income tax rate.

[2] Represents the impact to taxes from the disposition of our investment in Masternaut of $64.9 million in the second quarter of 2019 and impact of tax reform adjustments included in our effective tax rate of $22.7 million in the third quarter of 2018, respectively. Also, includes the impact of a Section 199 adjustment related to a prior tax year in the third quarter of 2019 results of $1.8 million.

*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported				Pro Forma and Macro Adjusted[3]
	Three Months Ended September 30,				Three Months Ended September 30,
	2019	2018	Change	% Change	2019	2018	Change	% Change
FUEL
'- Revenues, net[1]	$295.6	$283.2	$12.4	4%	$299.7	$272.3	$27.4	10%
'- Transactions[1]	129.4	129.9	(0.5)	—%	129.4	126.1	3.3	3%
'- Revenues, net per transaction	$2.28	$2.18	$0.10	5%	$2.32	$2.16	$0.16	7%
CORPORATE PAYMENTS
'- Revenues, net	$138.5	$105.5	$33.0	31%	$139.4	$112.0	$27.4	24%
'- Transactions	14.4	13.1	1.3	10%	$14.4	$13.3	1.1	9%
'- Revenues, net per transaction	$9.62	$8.05	$1.57	20%	$9.68	$8.44	$1.24	15%
'- Spend volume[4]	$18,417	$13,817	$4,601	33%	$18,574	$13,817	$4,757	34%
'- Revenues, net per spend $	0.75%	0.76%	(0.01)%	(2)%	0.75%	0.81%	(0.05)%	(7)%
TOLLS
'- Revenues, net[1]	$88.7	$76.4	$12.3	16%	$89.3	$76.4	$12.9	17%
'- Tags (average monthly)[5]	5.1	4.7	0.4	8%	5.1	4.7	0.4	8%
'- Revenues, net per tag	$17.43	$16.14	$1.28	8%	$17.54	$16.14	$1.40	9%
LODGING
'- Revenues, net	$56.4	$48.0	$8.4	18%	$56.4	$48.0	$8.4	18%
'- Room nights	4.4	4.5	(0.1)	(2)%	4.4	4.5	(0.1)	(2)%
'- Revenues, net per room night	$12.74	$10.64	$2.11	20%	$12.74	$10.64	$2.11	20%
GIFT
'- Revenues, net	$48.5	$56.7	$(8.2)	(14)%	$48.5	$57.8	$(9.4)	(17)%
'- Transactions	277.8	277.6	0.3	—%	277.8	277.9	(0.1)	—%
'- Revenues, net per transaction	$0.17	$0.20	$(0.03)	(15)%	$0.17	$0.21	$(0.03)	(16)%
OTHER[2]
'- Revenues, net[1]	$53.4	$49.8	$3.6	7%	$54.6	$50.9	$3.7	7%
'- Transactions[1]	12.4	12.4	—	—%	12.4	12.4	—	—%
'- Revenues, net per transaction	$4.29	$4.00	$0.30	7%	$4.39	$4.09	$0.30	7%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$681.0	$619.6	$61.5	10%	$687.8	$617.5	$70.3	11%

[1]  Reflects certain reclassifications of revenue in 2018 between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and the eCash/OnRoad product being fuel versus other.

[2] Other includes telematics, maintenance, food, and transportation related businesses.
[3] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non-GAAP measures, to the GAAP equivalent.
[4] Corporate payments spend in the fourth quarter of 2018 was $14,750.6 million.
[5] Toll tags in the fourth quarter of 2018 was 4.8 million.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	%	2018	%	2019	%	2018	%
US	$414	61%	$391	63%	$1,174	60%	$1,082	60%
Brazil	106	16%	92	15%	316	16%	296	17%
UK	68	10%	63	10%	205	10%	192	11%
Other	93	14%	73	12%	256	13%	220	12%
Consolidated Revenues, net	$681	100%	$620	100%	$1,950	100%	$1,790	100%
*Columns may not calculate due to rounding.

Revenue by Product Category*[1]	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	%	2018	%	2019	%	2018	%
Fuel	$296	42%	$283	46%	$874	45%	$827	46%
Corporate Payments	138	20%	105	17%	376	19%	300	17%
Tolls	89	13%	76	12%	264	14%	246	14%
Lodging	56	8%	48	8%	148	8%	132	7%
Gift	48	7%	57	9%	133	7%	139	8%
Other	53	8%	50	8%	156	8%	147	8%
Consolidated Revenues, net	$681	100%	$620	100%	$1,950	100%	$1,790	100%
*Columns may not calculate due to rounding.

[1]  Reflects certain reclassifications of revenue in 2018 between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and the eCash/OnRoad product being fuel versus other.

Exhibit 4
Segment Results1
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues, net:
North America	$442,704	$412,816	$1,257,544	$1,148,034
International	238,344	206,770	692,423	642,036
	$681,048	$619,586	$1,949,967	$1,790,070
Operating income:
North America	$206,965	$177,769	$563,574	$495,095
International	122,176	103,321	347,060	310,866
	$329,141	$281,090	$910,634	$805,961
Depreciation and amortization:
North America	$39,309	$39,049	$119,476	$116,041
International	28,038	28,218	86,224	91,338
	$67,347	$67,267	$205,700	$207,379
Capital expenditures:
North America	$10,340	$12,604	$30,023	$32,700
International	6,366	9,094	18,658	23,612
	$16,706	$21,698	$48,681	$56,312

[1]The results from Nvoicepay acquired in the second quarter and SOLE acquired in the third quarter of 2019 are reported in our North America segment.  The results from R2C acquired in the second quarter of 2019 are reported in our International segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2019*	2018*	2019*	2018*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$299.7	$272.3	129.4	126.1
Impact of acquisitions/dispositions/Uber	—	10.9	—	3.8
Impact of fuel prices/spread	0.2	—	—	—
Impact of foreign exchange rates	(4.3)	—	—	—
As reported	$295.6	$283.2	129.4	129.9
CORPORATE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$139.4	$112.0	14.4	13.3
Impact of acquisitions/dispositions	—	(6.5)	—	(0.2)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.9)	—	—	—
As reported	$138.5	$105.5	14.4	13.1
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	Intentionally Left Blank		18,574	13,817
Impact of acquisitions/dispositions			—	—
Impact of fuel prices/spread			—	—
Impact of foreign exchange rates			(156)	—
As reported			18,417	13,817
TOLLS - TAGS
Pro forma and macro adjusted	$89.3	$76.4	5.1	4.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.6)	—	—	—
As reported	$88.7	$76.4	5.1	4.7
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$56.4	$48.0	4.4	4.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$56.4	$48.0	4.4	4.5
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$48.5	$57.8	277.8	277.9
Impact of acquisitions/dispositions	—	(1.2)	—	(0.3)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$48.5	$56.7	277.8	277.6
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$54.6	$50.9	12.4	12.4
Impact of acquisitions/dispositions	—	(1.1)	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.2)	—	—	—
As reported	$53.4	$49.8	12.4	12.4

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$687.8	$617.5	Intentionally Left Blank
Impact of acquisitions/dispositions	—	2.1
Impact of fuel prices/spread	0.2	—
Impact of foreign exchange rates	(6.9)	—
As reported	$681.0	$619.6

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2019 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2019 GUIDANCE
	Low*	High*
Net income	$880	$900
Net income per diluted share	$9.80	$9.90

Stock based compensation	63	63
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	217	217
Impairment of investment	16	16
Other	4	4
Total pre-tax adjustments	300	300
Income tax impact of pre-tax adjustments at the effective tax rate	(66)	(66)
Impact of tax reform and other discrete item	(63)	(63)
Adjusted net income	$1,050	$1,070
Adjusted net income per diluted share	$11.68	$11.78

Diluted shares	90	90

* Columns may not calculate due to rounding.